UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): October 31, 2014

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Jani Employment Agreement

On October 31, 2014, Marathon Patent Group, Inc., a Nevada corporation (the “Company”), entered into a two-year executive employment agreement (“Jani Employment Agreement”) with Umesh Jani pursuant to which Mr. Jani shall serve as the Company's Chief Technology Officer and SVP Licensing. Pursuant to the terms of the Jani Employment Agreement, Mr. Jani shall receive a base salary at an annual rate of $225,000.00 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Jani’s services, the Company agreed to issue him ten year stock options under the Company’s 2014 Equity Incentive Plan, subject to shareholder approval, to purchase an aggregate of 50,000 shares of common stock, with an exercise price of $12.80 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Jani Employment Agreement, provided Mr. Jani is still employed by the Company on each such date.

Sanchez Employment Agreement

On November 3, 2014, the Company entered into a two-year executive employment agreement (“Sanchez Employment Agreement”) with Rick Sanchez, effective October 31, 2014, pursuant to which Mr. Sanchez shall serve as the Company's Vice President of Licensing. Pursuant to the terms of the Sanchez Employment Agreement, Mr. Sanchez shall receive a base salary at an annual rate of $215,000.00 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Sanchez’s services, the Company agreed to issue him ten year stock options under the Company’s 2014 Equity Incentive Plan, subject to shareholder approval, to purchase an aggregate of 80,000 shares of common stock, with an exercise price of $12.80 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Sanchez Employment Agreement, provided Mr. Sanchez is still employed by the Company on each such date.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

The foregoing description of the principal terms of, the Jani Employment Agreement and the Sanchez Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Jani Employment Agreement and the Sanchez Employment Agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference into Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Umesh Jani, Age 39

Umesh Jani manages various aspects of portfolio evaluation and licensing. He has extensive experience in patent monetization, strategic analysis, investment strategy, and technology. Prior to joining the Company, Mr. Jani was Vice President and joint-CTO at IP Navigation Group, LLC (“IPNav”) from February 2012 to October 2014. His responsibilities at IPNav included intake analysis as well as campaign execution and management. Mr. Jani was a critical part of several successful patent licensing campaigns where he provided strategic as well as technical guidance. Mr. Jani has extensive experience in the electronics and communications industry. From 2008 to 2011, he served as technical advisor for Adaptix, Inc. and PanOptis IP, The Ware Firm as well as the technical expert on several patent infringement litigations. He worked as a systems engineer with broadband communications as well as display and image processing groups at a prestigious multi-national company where he was elected to the technical ladder in recognition of his technical contributions and leadership skills. Mr. Jani is a registered patent agent, holds a master’s degree in electrical engineering with specialization in communications and signal processing, and a bachelor’s degree in electronics and telecommunications.

Rick Sanchez, Age 37

Prior to joining the Company, Mr. Sanchez was a Director at IPNav from May 2013, where he successfully assisted his clients in monetizing their patent portfolios, including formulating and executing monetization strategies, negotiating patent licenses, managing litigation and prosecution counsel, and performing diligence on patent portfolios.  From April 2009 to May 2013, he was a law clerk and then an associate at Friedman, Suder & Cooke where he was involved in patent litigation and patent prosecution in the fields of semiconductors, medical devices, power electronics, mobile devices, telecommunication systems, and signal processing systems.  He also has several years of experience working as an electrical engineer at companies such as Raytheon and Science Applications International Corporation, where he developed algorithms and systems to satisfy customer requirements.

There are no family relationships between Mr. Jani, Mr. Sanchez and any of our officers and directors. There are no understandings or arrangements between Mr. Jani, Mr. Sanchez and any other person pursuant to which Mr. Jani, Mr. Sanchez was appointed as the officers of the Company.

Terms of the Jani Employment Agreement and Sanchez Employment Agreement and the compensatory arrangements between the Company and each of Mr. Jani and Mr. Sanchez are set forth in Item 1.01 and are incorporated by reference into Item 5.02.

Except for the aforementioned Jani Employment Agreement and Sanchez Employment Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Jani and Mr. Sanchez had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Marathon Patent Group, Inc. and Umesh Jani dated October 31, 2014
10.2	Executive Employment Agreement by and between Marathon Patent Group, Inc. and Rick Sanchez dated October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 6, 2014

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer